Exhibit 10.11

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of September 30, 2019, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and IDEAYA BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of August 26, 2016, as amended by that certain letter agreement dated January 27, 2017, and as further amended by that certain First Amendment to Lease dated as of May 31, 2018 (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases certain premises consisting of approximately 23,574 rentable square feet (“Existing Premises”) in a building located at 7000 Shoreline Court, South San Francisco, California.  The Existing Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.Concurrently with the execution of this Second Amendment by Landlord and Tenant, Tenant and ARE-SD-Region No. 35, LLC, a Delaware limited liability company (“San Diego Landlord”), an affiliate of Landlord, are entering into a termination agreement with respect to Tenant’s existing lease at 3033 Science Park Road, San Diego, California (the “San Diego Lease”), pursuant to which the expiration date of the San Diego Lease shall be accelerated to September 30, 2019 (the “SD Lease Termination Date”).

C.Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises by adding that portion of the third floor of the Building consisting of approximately 5,588 rentable square feet, as shown on Exhibit A attached to this Second Amendment (“Second Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Second Expansion Premises.  In addition to the Existing Premises, commencing on the Second Expansion Premises Commencement Date, Landlord leases to Tenant, and Tenant leases from Landlord, the Second Expansion Premises.

2.

Delivery.  Landlord shall use reasonable efforts to deliver the Second Expansion Premises (“Deliver” or “Delivery”) to Tenant on or before April 1, 2020 (the “Second Expansion Target Commencement Date”). If Landlord fails to timely Deliver the Second Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease and this Second Amendment shall not be void or voidable.

The “Second Expansion Commencement Date” shall occur on the date that Landlord delivers the Second Expansion Premises to Tenant.  The “Second Expansion Rent Commencement Date” shall be the date that Landlord substantially completes Landlord’s Work.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Second Expansion Premises Commencement Date and the Second Expansion Premises Rent Commencement Date in a form substantially similar to the form of the “Acknowledgement of Second Expansion Premises Commencement Date” attached hereto as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect the parties’ rights hereunder.

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Tenant acknowledges that Landlord shall require access to portions of the Premises after the Second Expansion Premises Commencement Date in order to complete Landlord’s Work (as defined below).  Landlord and its contractors and agents shall have the right to enter portions of the Premises to perform Landlord’s Work and Tenant shall cooperate with Landlord in connection with the same. Tenant acknowledges that Landlord’s Work may adversely affect Tenant’s use and occupancy of the Premises. Tenant shall have no right to abate, reduce or set-off any Rent in connection with Landlord’s Work.  As used herein, “Landlord’s Work” shall mean (i) converting the existing lab area in the Second Expansion Premises identified on Exhibit B attached hereto to open office space, (ii) remove the wall identified on Exhibit B attached hereto to connect the 2 office areas and add soffit (keeping the existing ceiling), (iii) close off the existing door identified on Exhibit B attached hereto, (iv) paint the Second Expansion Premises using Building standard colors, and (v) install new carpet in the Second Expansion Premises using Building standard colors and materials, all as reasonably determined by Landlord.  Landlord’s Work shall  be performed by Landlord at Landlord’s sole cost and expense.  Landlord shall use its reasonable efforts to substantially complete Landlord’s Work within 4 weeks after the Second Expansion Premises Commencement Date.

Tenant hereby agrees that: (i) Tenant shall accept the Second Expansion Premises in their condition as of the Second Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Second Expansion Premises; and (iii) Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in satisfactory condition at the time possession was taken.

Tenant agrees and acknowledges that, except as otherwise expressly set forth in this Second Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises are suitable for the Permitted Use.

3.	Premises and Rentable Area of Premises.

Commencing on the Second Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises:  That portion of the third floor of the Project, containing approximately 29,162 rentable square feet, as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises:  Agreed to be 29,162 sq. ft.”

As of the Second Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Second Expansion Premises as shown on Exhibit A attached to this Second Amendment.

4.	Base Rent.

a.Existing Premises.  Tenant shall continue to pay Base Rent for the Existing Premises as provided for in the Lease through the expiration of the Term, which is scheduled to expire on July 31, 2024.

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b.Second Expansion Premises.  Commencing on the Second Expansion Premises Rent Commencement Date, Tenant shall commence paying Base Rent per rentable square foot per month with respect to the Second Expansion Premises at the same rate per rentable square foot per month that Tenant is then paying with respect to the Existing Premises, as adjusted pursuant to Section 4 of the Lease.

5.

Tenant’s Share of Operating Expenses. Commencing on the Second Expansion Premises Rent Commencement Date, the defined term “Tenant’s Share of Operating Expenses” on Page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 21.33%”

6.

Early Termination Right.  Tenant shall have the right (“Termination Right”), subject to the provisions of this Section 6, to terminate the lease with respect to that certain portion of the Second Expansion Premises containing approximately 4,455 rentable square feet as identified on Exhibit C (the “Early Termination Space”) by delivery of written notice (“Termination Notice”) of its election to exercise its Termination Right to Landlord prior to February 1, 2020, and (b) concurrently with Tenant’s delivery of the Termination Notice to Landlord, an early termination payment equal to $131,734.08 (the “Early Termination Payment”).  Notwithstanding the foregoing, the amount of the Early Termination Payment shall be reduced by (or, if applicable, Landlord shall reimburse Tenant) an amount equal to any Base Rent actually received by San Diego Landlord for the period commencing on the SD Lease Termination Date through March 31, 2020 (the originally scheduled expiration date of the San Diego Lease), minus the amounts (amortized over the term of the new lease affecting the Premises subject to the San Diego lease, except as provided below with respect to design and construction fees) of any actual and reasonable brokerage fees, legal costs and any design or construction fees (not to exceed $30.00 per rentable square foot of the premises subject to the San Diego Lease amortized over 15 years) directly related to the new lease for the premises subject to the San Diego Lease attributable to such period between the SD Lease Termination Date and March 31, 2020.  If Tenant timely and properly exercises the Termination Right and delivers the Early Termination Payment in accordance with this Section 6, (a) the Early Termination Space will no longer constitute part of the Second Expansion Premises and Landlord shall not be required to deliver the Early Termination Space to Tenant on the Second Expansion Premises Commencement Date, (b) as of the Second Expansion Premises Commencement Date, the definition of “Premises” shall mean: “That portion of the third floor of the Project, containing approximately 24,707 rentable square feet, as determined by Landlord, as shown on Exhibit A,” (c) as of the Second Expansion Premises Commencement Date, “Tenant’s Share of Operating Expenses” shall mean 18.07%, and (d) neither Landlord nor Tenant shall have any further rights, duties or obligations under the Lease with respect to the Early Termination Space, except with respect to provision which expressly survive termination of the Lease.

7.

Right to Extend Term.  In the event Tenant elects to exercise its option to extend the Term for the Extension Term pursuant to Section 39 of the Lease, Tenant shall be required to extend the Term with respect to the entirety of the Premises (i.e., inclusive of both the Existing Premises and the then existing Second Expansion Premises).

8.

California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial

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property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.

9.

OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

10.

Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Newmark Knight Frank and Jones Lang LaSalle.  Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Newmark Knight Frank and Jones Lang LaSalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

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11.	Miscellaneous.

a.This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

c.This Second Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.  Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

IDEAYA BIOSCIENCES, INC.,

a Delaware corporation

By:	/s/ Paul A Stone
Its:	Paul Stone
CFO, General Counsel

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,

a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Jackie Clem
Its:	Jackie Clem
Senior Vice President
RE Legal Affairs

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EXHIBIT A

Second Expansion Premises

EXHIBIT B

Landlord’s Work

EXHIBIT C

Early Termination Space

Exhibit D

Acknowledgment of Second Expansion Premises Commencement Date

This ACKNOWLEDGMENT OF SECOND EXPANSION PREMISES COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and IDEAYA BIOSCIENCES, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of August 26, 2016, as amended by that certain letter agreement dated January 27, 2017, as further amended by that certain First Amendment to Lease dated as of May 31, 2018, and as further amended by that certain Second Amendment dated as of _________, 2019 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Second Expansion Premises Commencement Date is ______________, _____, and the Second Expansion Premises Rent Commencement Date is______________, _____.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Second Expansion Premises Commencement Date, this Acknowledgment of Second Expansion Premises Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF SECOND EXPANSION PREMISES COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

IDEAYA BIOSCIENCES, INC.,

a Delaware corporation

By:
Its:

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,

a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its: